Exhibit 10.3

                          BUSINESS CONSULTANT AGREEMENT
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This Business Consultant Agreement ("Agreement") is made and effective this
August 18, 2004,

BETWEEN: Comprehensive Communications (the "Consultant"), a corporation organized and existing under the laws of the State of Arizona, with its head office located at 3435 Aldford Drive, San Diego, CA 92111:

AND: Padova International USA, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at 1284 Puerta Del Sol, Suite 150, San Clemente, CA 92673.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1.    CONSULTATION SERVICES

The company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement:

      (a) The Consultant will provide Company with business plan, executive summary and related documents; and

      (b) The Consultant will provide Company with advisory services and administrative support in the management of its affairs relating to its intended publicly traded status.

2.    TERMS OF AGREEMENT

This agreement will begin August 18, 2004 and will end on August 18, 2006. Either party may cancel this agreement on 30 days notice to the other party in writing, by certified mail or personal delivery.

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3.    TIME DEVOTED BY CONSULTANT

It is anticipated the consultant will spend approximately 30 hours a week in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week. However, the consultant shall devote a minimum of 60 hours per month to its duties in accordance with this agreement.

4.    PLACE WHERE SERVICES WILL BE RENDERED

The consultant will perform most services in accordance with this contract at a location of consultant's discretion. In addition, the consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this agreement.

5.    PAYMENT TO CONSULTANT

The consultant will be paid at a rate of $2,000.00 on a monthly basis for work performed in accordance with this agreement. In addition, the Company will grant to Consultant FOUR HUNDRED THOUSAND (400,000) shares of the Company's Common Stock.

6.    INDEPENDENT CONTRACTOR

Both the company and the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7.    CONFIDENTIAL INFORMATION

The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8.    EMPLOYMENT OF OTHERS

The company may from time to time request that the consultant arrange for the services of others. All costs to the consultant for those services will be paid by the company but in no event shall the consultant employ others without the prior authorization of the company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY                                      CONSULTANT

/s/ Donald Dallape                           /s/ Todd M. Pitcher
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Authorized Signature                         Authorized Signature

Donald Dallape   President                   Todd M. Pitcher
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Print Name and Title                         Print Name and Title